Exhibit 3.6

Medtronic Global Holdings S.C.A.

Société en commandite par actions

R.C.S. Luxembourg B 191.129

Siège Social : 1, rue du Potager

L-2347 Luxembourg

Grand-Duché de Luxembourg

CONSTITUTION suivant acte reçu par Maître Marc LECUIT, notaire de résidence à Mersch, en date du 7 octobre 2014, publié au Mémorial C, Recueil des Sociétés et Associations numéro 3449 daté du 19 novembre 2014.

DERNIERE MODIFICATION suivant acte reçu par Maître Marc LECUIT, notaire de résidence à Mersch, en date du 26 juin 2015, non encore publié au “Mémorial C, Recueil des Sociétés et Associations”.

STATUTS COORDONNES AU 26 JUIN 2015

I. Name - Registered office - Object - Duration

Art. 1. Name.

1.1. There is hereby formed a société en commandite par actions (corporate partnership limited by shares) under the name of Medtronic Global Holdings S.C.A. (the Company), governed by the present Articles and by Luxembourg law and in particular the law of 10 August 1915 on commercial companies, as amended from time to time (the Law).

1.2. The Company is formed between (i) Medtronic Global Holdings GP S.à r.l., pre-qualified, as unlimited shareholder (actionnaire commandité) assuming the role of general partner (the GP Shareholder) and (ii) Medtronic Luxembourg Global Holdings S.à r.l., pre-qualified, as limited shareholder (actionnaire commanditaire) (the Limited Shareholder and together with the GP Shareholder the Shareholders).

Art. 2. Registered office.

2.1. The registered office of the Company is established in the municipality of Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the boundaries of the municipality of Luxembourg by a resolution of the GP Shareholder. The registered office of the Company may be transferred to any other place in the Grand Duchy of Luxembourg or abroad by means of a resolution of an extraordinary general meeting of Shareholders adopted under the conditions required for amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established either in the Grand Duchy of Luxembourg or abroad by a resolution of the GP Shareholder. Where the GP Shareholder determines that extraordinary political or military developments or events have occurred or are imminent as determined in its sole discretion and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures shall have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg company.

Art. 3. Object.

3.1. The corporate object of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, bonds, debentures, notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

3.2. The Company may acquire or assume, directly or through another entity or vehicle, the risks relating to the holding or property of claims, receivables and/or other goods or assets (including securities of any kind), either movable or immovable, tangible or intangible, and/or risks relating to liabilities or commitments of third parties or which are inherent to all or part of the activities undertaken by third parties, by issuing securities of any kind whose value or return is linked to these risks.

3.3. The Company may assume or acquire these risks by acquiring, by any means, claims, receivables and/or assets, by guaranteeing the liabilities or commitments of third parties or by binding itself in any other way.

3.4. The Company may borrow in any form. It may enter into any type of loan agreement and it may issue notes, bonds, debentures, commercial papers, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issue programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or to any other company.

3.5. The Company may also give guarantees and grant security in favour of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company. The Company may further pledge, transfer, encumber or otherwise create security over some or all its assets.

3.6. The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally employ any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

3.7. The Company may engage in the management, planning and controlling of bank accounts and master bank accounts relating to cashpooling systems to the extent that such management, planning and controlling is made on behalf of the Company and/or one or more parent companies and/or subsidiaries forming part of the same group of companies as the Company. Such cash management shall include, without limitation, the management and development of cash pools held on various bank accounts, liaising with relevant financial and treasury departments of the Company’s parent companies and subsidiaries, appointing and liaising with relevant account banks and appointing and instructing relevant financial institutions in connection with the execution of foreign exchange transactions or other deposit-related financial transactions for the account of the Company or any of its parent companies or subsidiaries.

3.8. The descriptions above are to be understood in their broadest sense and their enumeration is not limiting. The corporate objects shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing enumerated objects.

3.9. In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its corporate objects.

Art. 4. Duration.

4.1. The Company is formed for an unlimited duration.

4.2. The Company may be dissolved, at any time, by a resolution of the general meeting of the shareholders of the Company acting in accordance with the conditions prescribed for the amendment of the Articles.

4.3. The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several shareholders. In case of death, incapacity or inability of the GP Shareholder, article 112 of the Law shall apply.

4.4. More specifically in the event of death as well as in the case of legal incapacity, liquidation or other permanent situation preventing the GP Shareholder from acting as director of the Company, the Company shall not be immediately dissolved and liquidated, provided that the Supervisory Board (as defined below) appoints an administrator, who needs not be a shareholder, to adopt urgent measures and those of ordinary administration until a general meeting of shareholders is held, which such administrator shall convene within fifteen (15) days of his appointment. At such general meeting, the shareholders may appoint, in accordance with the quorum and majority requirements for amendment to the Articles, a successor general partner. Failing such appointment, the Company shall be dissolved and liquidated.

II. Capital - Shares

Art. 5. Capital.

5.1. The Company’s corporate capital is set at twenty million fifty thousand United States dollars (USD 20,050,000) represented by twenty million fifty thousand (20,050,000) ordinary shares of one United States dollar each (USD 1.-) (each a “Share” and “Shares” when plural is required).

5.2. The Shares are in registered form, subscribed and fully paid-up.

5.3. The share capital of the Company may be increased or reduced by resolution of the general meeting of the Shareholders of the Company acting in accordance with the conditions prescribed for the amendment to the Articles.

Art. 6. Shares.

6.1. The Shares are and shall remain in registered form.

6.2. Features of the Shares:

(a) the Shares shall have the rights and obligations granted to them in accordance with the Articles and shall be identical in all respects.

(b) each Share gives right to one vote at the general meeting of Shareholders.

6.3. A register of Shares shall be kept at the registered office of the Company in accordance with the provisions of the Law and may be examined by each Shareholder which so requests.

6.4. Shares shall be transferred by a written declaration of transfer registered in the register of Shares, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney. The Company may also accept as evidence of transfer other instruments of transfer satisfactory to the Company.

6.5. Any distribution made on Shares, whether in cash or in kind, in the form (including without limitation) as dividends, liquidation proceeds, redemption proceeds or otherwise, shall be paid and distributed to the Shareholders out of the sums available for distribution in accordance with the Law.

6.6. Transfer of Shares may be restricted pursuant to any agreement between the Company and the Shareholders.

6.7. Towards the Company, the Shares are indivisible and the Company recognizes only one owner per share. Joint co-owners shall appoint one sole person as their representative towards the Company.

6.8. The Company may redeem its own Shares within the limits set forth by the Law and the Articles.

Art. 7. Liability of the Shareholders.

7.1. The GP Shareholder is jointly and severally liable for all liabilities of the Company to the extent that they cannot be paid out of the assets of the Company.

7.2. The Limited Shareholder is liable up to the amount of the capital committed by it to the Company by subscribing the Shares.

III. Management - Representation

Art. 8. Management of the Company.

8.1. The Company shall be managed by the GP Shareholder, Medtronic Global Holdings GP S.à r.l., pre-qualified.

8.2. All powers not expressly reserved by the Law or the present Articles to the Shareholders or to the Supervisory Board (as defined hereafter) fall within the competence of the GP Shareholder, which shall have all powers to carry out and approve all acts and operations consistent with the Company’s object.

8.3. Special and limited powers may be delegated for determined matters to one or more agents, whether or not Shareholders, by the GP Shareholder.

8.4. The GP Shareholder is authorized to delegate the day-to-day management of the Company and the power to represent the Company in respect thereto to one or more officers, or other agents, whether or not Shareholders, acting individually or jointly.

8.5. The Company shall be bound towards third parties by the signature of the GP Shareholder or by the joint or single signature of any person(s) to whom such signatory power has been validly delegated and within the limits of such power.

Art. 9. Liability. To the extent permissible under Luxembourg law, the GP Shareholder and other officers of the Company, as well as those persons to whom such signatory powers have been validly delegated in accordance with articles 8.3 and 8.4 of these Articles, shall be indemnified out of the assets of the Company against all costs, charges, losses, damages and expenses incurred or sustained by them in connection with any actions, claims, suits or proceedings to which they may be made a party by reason of being or having been managers, officers or delegates of the Company, by reason of any transaction carried out by the Company, any contract entered into or any action performed, concurred in, or omitted, in connection with the execution of their duties, save for liabilities and expenses arising from their gross negligence or willful default, in each case without prejudice to any other rights to which such persons may be entitled.

IV. General meetings of shareholders

Art. 10. Powers and Voting rights.

10.1. The general meeting of Shareholders validly constituted represents all the Shareholders of the Company.

10.2. Resolutions of the Shareholders shall be adopted at general meetings (the ?General Meetings?) of the Shareholders in accordance with the Law and these Articles.

Art. 11. Notices, Quorum, Majority and Voting proceedings.

11.1. General Meetings shall be convened by the GP Shareholder or by the Supervisory Board by a notice setting forth the agenda and sent by registered mail at least eight (8) days prior to the meeting to each Shareholder at the Shareholder’s address recorded in the register of Shares.

11.2. General Meetings shall be held at such place and time as may be specified in the convening notices of the meetings.

11.3. The meeting may be held without prior notice if all the Shareholders of the Company are present or represented at a General Meeting, and consider themselves as duly convened and informed of the agenda of the meeting.

11.4. A Shareholder may act at any General Meeting by appointing another person (who needs not be a Shareholder) as his proxyholder in writing, using any means of written communication including telegram, facsimile or e-mail.

11.5. Each Shareholder may also participate in any General Meeting by telephone or video conference call or by any other similar means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation in a meeting by these means is deemed equivalent to a participation in person to such meeting.

11.6. Each Shareholder may also vote by way of voting forms provided by the Company. These voting forms contain the date and place of the meeting, the agenda of the meeting, the text of the proposed resolutions as well as for each proposed resolution, three boxes allowing to vote in favor, against or to abstain from voting on the proposed resolution. The voting forms must be sent by the Shareholders by mail, telegram, facsimile or e-mail to the registered office of the Company. The Company shall only accept the voting forms which are received prior to the time of the meeting specified in the convening notice. Voting forms which show neither a vote (in favor or against the proposed resolutions) nor an abstention shall be null and void.

11.7. Except as otherwise required by the Law or these Articles, resolutions at a General Meeting duly convened shall be passed by a two thirds majority of the share capital.

11.8. An extraordinary General Meeting convened to amend any provisions of the Articles shall not validly deliberate unless at least two thirds of the capital is represented and the agenda indicates the proposed amendments to the Articles. If this quorum is not reached, a second meeting shall be convened, in the manner prescribed by the Articles and the Law. The second meeting shall validly deliberate regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the capital.

V. Supervision - Annual accounts - Allocation of profits

Art. 12. Supervisory Board.

12.1. Except where the Company’s annual statutory and/or consolidated accounts are audited by an independent auditor, the business of the Company and its financial situation, including in particular its books and accounts, the supervision of the Company, including the supervision of its books and accounts, shall be entrusted to a supervisory board of at least three members (the Supervisory Board), who need not be Shareholders. The members of the Supervisory Board shall be appointed by the general meeting of the Shareholders of the Company, which shall determine their number, their remuneration and the term of their office. They shall be elected for a term not exceeding six years and shall be re-eligible.

12.2. The Supervisory Board must appoint a chairman among its members and it may choose a secretary.

12.3. To fulfill its supervision mission, the Supervisory Board may be assisted in particular in controlling books and accounts of the Company by an independent external auditor (réviseur d’entreprises agréé).

12.4. The Supervisory Board shall be consulted by the GP Shareholder on such matters as the GP Shareholder may determine and it shall authorize any actions of the GP Shareholder that may, pursuant to the Law or these Articles, exceed the powers of the GP Shareholder.

12.5. The Supervisory Board shall meet upon convocation by the GP Shareholder or by any of its members.

12.6. Written notice of any meeting of the Supervisory Board shall be given to all members at least 24 (twenty-four) hours in advance of the date set for such meeting, except in case of emergency, in which case the nature of such circumstances shall be set forth in the convening notice of the meeting of the Supervisory Board.

12.7. No such written notice is required if all members of the Supervisory Board are present or represented during the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda, of the meeting. The written notice may be waived by the consent in writing, using any means of written communication including telegram, facsimile or e-mail, of each member of the Supervisory Board. Separate written notice shall not be required for meetings that are held at times and places prescribed in a schedule previously adopted by resolution of the Supervisory Board.

12.8. Any member of the Supervisory Board may act at any meeting of the Supervisory Board by appointing, in writing, using any means of written communication including telegram, facsimile or e-mail, another member as his proxy.

12.9. The Supervisory Board can validly deliberate and act only if a majority of its members is present or represented. Resolutions of the Supervisory Board are validly taken by a majority of the vote cast. In the event that at any meeting the number of votes for and against a resolution is equal, the chairman of the meeting shall have a casting vote. The resolutions of the Supervisory Board shall be recorded in minutes signed by all the members present or represented at the meeting or by the secretary (if any).

12.10. Any member may participate in any meeting of the Supervisory Board by telephone or video conference call or by any other similar means of communication allowing all the persons taking part in the meeting to identify, and hear and speak to, each other. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.

12.11. Circular resolutions signed by all the members of the Supervisory Board shall be valid and binding in the same manner as if passed at a meeting duly convened and held. Such signatures may appear on a single document or on multiple copies of an identical resolution and may be evidenced by an original, or by telegram, facsimile or e-mail.

12.12. The members of the Supervisory Board assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the Company, provided such commitment is in compliance with these Articles as well as the applicable provisions of the Law.

12.13. To the extent permissible under Luxembourg law, the members of the Supervisory Board shall be indemnified out of the assets of the Company against all costs, charges, losses, damages and expenses incurred or sustained by them in connection with any actions, claims, suits or proceedings to which they may be made a party by reason of being or having been members of the Supervisory Board, in connection with the execution of their duties, save for liabilities and expenses arising from their gross negligence or willful default, in each case without prejudice to any other rights to which they may be entitled.

Art. 13. Accounting year and Annual general meeting.

13.1. The Company’s financial year shall start on the day following the last Friday of the month of April of each year and end on the last Friday of the month of April of the following year.

13.2. Each year, with reference to the end of the Company’s accounting year, the GP Shareholder must prepare the balance sheet and the profit and loss account of the Company as well as an inventory including an indication of the value of the Company’s assets and liabilities, with an annex summarizing all the Company’s commitments and the debts of the officers, directors and members of the supervisory board of the Company.

13.3. The GP Shareholder shall, one month before the annual General Meeting, deliver documentary evidence and a report on the operations of the Company to the Supervisory Board of the Company who must prepare a report setting forth its proposals.

13.4. The annual General Meeting shall be held, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place in the municipality of the registered office as may be specified in the convening notice of meeting, on the third Thursday of September of each year at 14.00 p.m. If such day is not a business day for banks in Luxembourg, the annual general meeting shall be held on the next following business day.

13.5. The annual General Meeting may be held abroad if, in the absolute and final judgment of the GP Shareholder, exceptional circumstances as stated into Article 2.2 of the Articles so require.

Art. 14. Allocation of profits.

14.1. From the annual net profits of the Company, five per cent (5%) shall be allocated to the reserve required by law. This allocation shall cease to be required as soon as such legal reserve amounts to ten per cent (10%) of the capital of the Company as stated or as increased or reduced from time to time as provided in article 5 of these Articles.

14.2. The General Meeting shall determine how the remainder of the annual net profits shall be disposed of and it may decide to pay dividends from time to time, as in its discretion it believes will best suit the corporate purpose and policy.

14.3. Dividends, when payable, shall be distributed at the time and place determined by the GP Shareholder, in accordance with the decision of the General Meeting. The dividends may be paid in United States dollars or any other currency selected by the GP Shareholder.

14.4. Interim dividends may be distributed, at any time, under the following conditions:

(i) interim accounts are drawn up by the GP Shareholder;

(ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves and decreased by carried forward losses and sums to be allocated to the legal or a statutory reserve;

(iii) the decision to distribute interim dividends is taken by the GP Shareholder, within two (2) months from the date of the interim accounts; and

(iv) in its report to the GP Shareholder, the Supervisory Board must verify whether the above conditions have been satisfied.

VI. Dissolution - Liquidation

15.1. In the event of dissolution of the Company, the liquidation shall be carried out by one or several liquidators, who do not need to be Shareholders, appointed by a resolution of the General Meeting which shall determine their powers and remuneration. Unless otherwise provided for in the resolution of the General Meeting or by Law, the liquidators shall be invested with the broadest powers for the realization of the assets and payments of the liabilities of the Company.

15.2. The surplus resulting from the realization of the assets and the payment of the liabilities of the Company shall be paid to the Shareholders in proportion to the Shares held by each Shareholder in the Company.

VII. General provision

16.1. Notices and communications are made or waived and circular resolutions are evidenced in writing, by telegram, E-mail or any other means of electronic communication.

16.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Supervisory Board meetings may also be granted by a member of the Supervisory Board, in accordance with such conditions as may be accepted by the Supervisory Board.

16.3. Signatures may be in handwritten or electronic form, provided they fulfill all legal requirements to be deemed equivalent to handwritten signatures. Signatures of circular resolutions or resolutions adopted by telephone or video conference are affixed on one original or on several counterparts of the same document, all of which taken together, constitute one and the same document.

16.4. All matters not expressly governed by the Articles shall be determined in accordance with the law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

Suit la traduction française du texte qui précède:

I. Dénomination - Siège social - Objet social - Durée

Art. 1 er . Dénomination.

1.1. Il est constituée une société en commandite par action sous la dénomination Medtronic Global Holdings S.C.A. (la «Société») qui sera régie par les Statuts et par les lois du Grand Duché de Luxembourg, en particulier par la loi du 10 août 1915 concernant les sociétés commerciales, telle que modifiée (la «Loi»).

1.2. La Société est formée entre (i) Medtronic Global Holdings G.P. S.à. r.l., préqualifié, en qualité qu’actionnaire commandité (l’ «Actionnaire Commandité») et (ii) Medtronic Luxembourg Global Holdings S.à. r.l., préqualifiée, en qualité qu’actionnaire commanditaire (l’«Actionnaire Commanditaire» et ensemble avec l’Actionnaire Commandité les «Actionnaires»).

Art. 2. Siège social.

2.1. Le siège social est établi dans la commune de Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans les limites de la commune par décision de l’Actionnaire Commandité. Le siège social de la Société pourra être transféré en tout autre lieu au Grand-Duché de Luxembourg ou à l’étranger par décision de l’assemblée générale extraordinaire des actionnaires adoptée selon les conditions requises pour la modification des Statuts.

2.2. Des succursales, filiales ou autres bureaux peuvent être établis tant au Grand-Duché de Luxembourg qu’à l’étranger par décision de l’Actionnaire Commandité. Lorsque l’Actionnaire Commandité estime que des événements extraordinaires d’ordre politique ou militaire de nature à compromettre l’activité normale de la Société à son siège social ou la communication de ce siège avec l’étranger se sont produits ou sont imminents, le siège social pourra être transféré provisoirement à l’étranger jusqu’à cessation complète de ces circonstances anormales. Cette mesure provisoire n’aura toutefois aucun effet sur la nationalité de la Société, qui, malgré ce transfert provisoire, restera luxembourgeoise.

Art. 3. Objet social.

3.1. La Société a pour objet social (i) l’acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, intérêts et engagements dans des sociétés luxembourgeoises ou étrangères, (ii) l’acquisition par achat, souscription ou de toute autre manière, ainsi que l’aliénation par vente, échange or de toute autre manière de titres, obligations, créances, billets et autres valeurs mobilières ou instruments financiers de toutes espèces (notamment d’obligations ou de parts émises par des fonds commun de placement luxembourgeois ou par des fonds étrangers, ou tout autre organisme similaire), de prêts ou toute autre facilité de crédit, ainsi que des contrats portant sur les titres précités ou y relatifs et (iii) la possession, l’administration, le développement et la gestion d’un portefeuille d’actifs (composé notamment d’actifs tels que ceux définis dans les paragraphes (i) et (ii) ci-dessus).

3.2. La Société peut acquérir ou assumer, directement ou par l’intermédiaire d’une autre entité ou d’un autre organisme, les risques liés à la détention ou la propriété de titres, de créances et de tous biens ou actifs (incluant des valeurs mobilières de toutes sortes), mobiliers ou immobiliers, corporels ou incorporels, et/ou les risques liés aux dettes ou engagements de tiers ou inhérents à tout ou partie des activités réalisées par des tiers en émettant des valeurs mobilières dont la valeur ou le rendement dépendent de ces risques.

3.3. La Société peut supporter ces risques en acquérant par tout moyen les titres, créances et/ou actifs, en garantissant les dettes ou les engagements de tiers ou en s’obligeant de toute autre manière.

3.4. La Société peut emprunter sous quelque forme que ce soit. Elle peut être partie à tout type de contrat de prêt et elle peut procéder à l’émission de titres de créance, d’obligations, de billets de trésorerie, de certificats, d’actions, de parts bénéficiaires, de warrants et d’actions, y compris sous un ou plusieurs programmes d’émissions. La Société peut prêter des fonds, y compris ceux résultant des emprunts et/ou des émissions d’obligations, à ses filiales, à des sociétés affiliées et à toute autre société.

3.5. La Société peut également consentir des garanties ou des sûretés au profit de tierces personnes afin de garantir ses obligations ou les obligations de ses filiales, de sociétés affiliées ou de toute autre société. La Société peut en outre nantir, céder, grever de charges tout ou partie de ses avoirs ou créer, de toute autre manière, des sûretés portant sur tout ou partie de ses avoirs.

3.6. La Société peut passer, exécuter, délivrer ou accomplir toutes les opérations de swaps, opérations à terme (futures), opérations sur produits dérivés, marchés à prime (options), opérations de rachat, prêt de titres ainsi que toutes autres opérations similaires. La Société peut, de manière générale, employer toutes techniques et instruments liés à des investissements en vue de leur gestion efficace, y compris des techniques et instruments destinés à la protéger contre les risques de change, de taux d’intérêt et autres risques.

3.7. La Société peut s’engager dans la gestion, la planification et le contrôle de comptes bancaires et de comptes principaux relatifs à des systèmes de cash pooling dans la mesure où de telles activités de gestion, de planification et de contrôle sont faites au nom de la Société et/ou d’une ou de plusieurs sociétés mères et/ou de filiales faisant partie du même groupe de sociétés que la Société. Une telle gestion de trésorerie comprend, sans s’y limiter, la gestion et le développement de pools de trésorerie détenus sur différents comptes bancaires, l’entrée en contact avec les services financiers et de trésorerie pertinents des sociétés mères et filiales de la Société, la nomination et la prise de contact avec des banques teneuses de comptes pertinentes et la nomination et l’instruction des institutions financières pertinentes dans le cadre de l’exécution des opérations de change ou d’autres transactions financières liées à des dépôts pour le compte de la Société ou une de ses sociétés mères ou filiales.

3.8. Les descriptions ci-dessus doivent être comprises dans leurs sens le plus large et leur énumération est non limitative. L’objet social couvre toutes les opérations auxquelles la Société participe et tous les contrats passés pas la Société, dans la mesure où ils restent compatibles avec l’objet social ci-avant explicité.

3.9. D’une façon générale, la Société peut prendre toutes mesures de surveillance et de contrôle et effectuer toute opération ou transaction qu’elle considère nécessaire ou utile pour l’accomplissement et le développement de son objet social de la manière la plus large.

4. Durée.

4.1 La Société est constituée pour une durée illimitée.

4.2 La Société peut être dissoute à tout moment, par une résolution des actionnaires de la Société délibérant de la manière requise pour la modification des Statuts.

4.3 La Société ne sera pas dissoute par suite du décès, de l’interdiction, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre événement similaire affectant un ou plusieurs associés. En cas de décès, d’incapacité ou d’empêchement de l’Actionnaire Commandité, l’article 112 de la Loi s’appliquera.

4.4 Plus précisément en cas de décès, et en d’une incapacité, une liquidation ou toute autre situation empêchant de manière permanente à l’Actionnaire Commandité d’agir en tant que gérant de la Société, la Société ne sera pas immédiatement dissoute et liquidée, sous réserve que le Conseil de Surveillance (comme défini ci-dessous) nomme un administrateur, qui n’est pas forcément un actionnaire, pour adopter toute mesure urgente et les actes ordinaires d’administration jusqu’à ce qu’une assemblée générale des actionnaires se tiennent, laquelle est convoquée par l’administrateur dans les quinze (15) jours de sa nomination. Lors de cette assemblée générale, les actionnaires pourront nommer, conformément aux règles de quorum et de majorité prévues pour la modification des Statuts, un nouvel actionnaire commandité. A défaut de cette nomination, la Société sera dissoute et liquidée.

II. Capital - Parts sociales

Art. 5. Capital.

5.1. Le capital social souscrit de la Société est fixé à vingt millions cinquante mille dollars américains (20.050.000 USD) représenté par vingt millions cinquante mille (20.050.000) actions d’une valeur nominale d’un dollar américain (1 USD) chacune (ci-après l’ « Action » ou les « Actions » lorsque le pluriel est requis).

5.2. Les Actions sont sous forme nominative, souscrites et entièrement libérées.

5.3. Le capital social de la Société peut être augmenté ou réduit par une résolution de l’assemblée générale des actionnaires de la Société conformément aux règles relatives à la modification des Statuts.

Art. 6. Actions.

6.1. Les Actions sont et resteront sous forme nominative.

6.2. Caractéristiques des Actions.

(a) Toutes les Actions auront les droits et obligations qui leur seront accordés en vertu des Statuts et seront identiques à tous les égards.

(b) Chaque Action donne droit à une voix aux assemblées générales des actionnaires.

6.3. Un registre des Actions sera tenu au siège social de la Société conformément aux dispositions de la Loi, et il peut être consulté par chaque Actionnaire qui en fait la demande.

6.4. Les Actions seront cédées par une déclaration écrite de cession inscrite dans le registre des Actions de la Société, qui sera exécutée par le cédant et le cessionnaire ou par leur mandataire respectif. La Société peut aussi accepter d’autres instruments de cession qu’elle jugera satisfaisants comme preuve de cession.

6.5. Toute distribution versée sur les Actions, soit en numéraire ou en nature, sous toutes les formes (en ce compris sans limitation) dividende, boni de liquidation, produits de rachat ou autre, sera payée et distribuée aux Actionnaires en prélevant sur les sommes disponibles à la distribution conformément la Loi.

6.6. La Cession d’Actions peut être limitée en vertu de tout contrat entre la Société et les Actionnaires.

6.7. Envers la Société, les Actions sont indivisibles, et la Société ne reconnaîtra qu’un seul propriétaire par Action. Les copropriétaires indivis désigneront une seule personne qui les représentera auprès de la Société.

6.8 La Société peut racheter ses propres Actions dans les limites fixées par la Loi et les Statuts.

Art. 7. Responsabilité des Actionnaires.

7.1. L’Actionnaire Commandité est solidairement responsable des dettes de la Société dans la mesure où elles ne peuvent pas être couvertes par les actifs de la Société.

7.2. L’Actionnaire Commanditaire sera responsable à hauteur du montant du capital qu’il a engagé dans la Société en souscrivant les Actions.

III. Gestion - Représentation

Art. 8. Gestion de la Société.

8.1. La Société est gérée par l’Actionnaire Commandité, Medtronic Global Holdings GP S.à r.l., pré-qualifié.

8.2. Tous les pouvoirs non expressément réservés par la Loi ou les présents Statuts aux Actionnaires ou au Conseil de Surveillance (défini ci-après) seront de la compétence de l’Actionnaire Commandité qui aura tous les pouvoirs pour effectuer et approuver tous actes et opérations conformes à l’objet social de la Société.

8.3. Des pouvoirs spéciaux et limités pour des tâches spécifiques peuvent être délégués à un ou plusieurs agents, Actionnaires ou non, par l’Actionnaire Commandité.

8.4. L’Actionnaire Commandité est autorisé à déléguer la gestion journalière de la Société et le pouvoir de représenter la Société dans le cadre de cette gestion journalière à un ou plusieurs fondés de pouvoir ou autres agents, Actionnaires ou non, agissant individuellement ou conjointement.

8.5. La Société sera engagée vis-à-vis des tiers par la signature de l’Actionnaire Commandité ou par la signature individuelle ou conjointe de toute(s) personne(s) à qui un tel pouvoir de signature a été valablement délégué et dans les limites de ce pouvoir.

Art. 9. Responsabilité. Dans la mesure permise par le droit luxembourgeois, l’Actionnaire Commandité et les autres fondés de pouvoir de la Société, ainsi que les personnes à qui des pouvoirs de signature ont été valablement délégués conformément aux articles 8.3 et 8.4 des présents Statuts, seront indemnisés par prélèvement sur les actifs de la Société de tous les coûts, frais, pertes, dommages et dépenses encourus ou supportés par eux en relation avec toutes actions, plaintes, procès ou procédures auxquels ils peuvent être partie en raison de leur statut actuel ou passé de gérants, fondés de pouvoir ou délégués de la Société, en raison de toute transaction effectuée par la Société, tout contrat conclu ou action accomplie, ou omise ou dans laquelle ils ont participé, en relation avec l’exécution de leurs obligations, à l’exception des dommages et dépenses dues à leur faute lourde ou manquement dolosif, dans chaque cas, sans préjudice de tous les autres droits dont peuvent jouir ces personnes.

IV. Assemblées générales des associés

Art. 10. Pouvoirs et Droits de vote.

10.1. L’assemblée générale des Actionnaires régulièrement constituée représente l’organe entier des Actionnaires de la Société.

10.2 Les résolutions des Actionnaires sont adoptées en assemblées générales (les «Assemblées Générales») conformément à la Loi et aux Statuts.

Art. 11. Convocation, Quorum, Majorité et Procédure de vote.

11.1. Les Assemblées Générales sont convoquées par l’Actionnaire Commandité ou par le Conseil de Surveillance par une convocation fixant l’ordre du jour et envoyée par lettre recommandé au moins huit (8) jours avant l’assemblée à chaque Actionnaire à l’adresse mentionnée dans le registre des actions.

11.2. Les Assemblées Générales seront tenues aux lieu et heure précisés dans les convocations respectives des assemblées.

11.3. Si tous les Actionnaires de la Société sont présents ou représentés à l’assemblée des Actionnaires de la Société et se considèrent eux-mêmes comme dûment convoqués et informés de l’ordre du jour de l’assemblée, l’assemblée pourra se tenir sans convocation préalable.

11.4. Un Actionnaire peut prendre part aux Assemblées Générales en désignant une autre personne comme mandataire (qui n’a pas besoin d’être un Actionnaire) par écrit, soit en original, soit par télégramme, facsimile ou courrier électronique.

11.5. Chaque Actionnaire peut également participer à toute Assemblée Générale par conférence téléphonique ou vidéoconférence ou par tout autre moyen de communication similaire, permettant à toutes les personnes participant à l’assemblée de s’identifier, s’entendre et se parler. La participation à une assemblée par ces moyens équivaut à une participation en personne à ladite assemblée.

11.6. Chaque Actionnaire peut également voter grâce aux formulaires de vote fournis par la Société. Les formulaires de vote contiennent la date et le lieu de l’assemblée, l’ordre du jour de l’assemblée, le texte des résolutions proposées ainsi que pour chaque résolution proposée, trois cases permettant aux Actionnaires de voter en faveur, contre ou de s’abstenir de voter s’agissant de la résolution proposée. Les formulaires de vote doivent être envoyés par les Actionnaires par courrier, télégramme, facsimile ou courrier électronique au siège social de la Société. La Société n’acceptera que les formulaires de vote reçus avant la date de l’assemblée précisée dans la convocation. Les formulaires de vote qui ne contiennent ni un vote (en faveur ou contre les résolutions proposées) ni une abstention seront nuls.

11.7. Sauf dispositions contraires prévues par la Loi ou les Statuts, les résolutions à une Assemblée Générale dûment convoquée seront adoptées à la majorité simple des Actionnaires présents ou représentés et votants, sans tenir compte de la proportion du capital social représenté à cette assemblée.

11.8. Une Assemblée Générale extraordinaire convoquée pour modifier les Statuts ne pourra valablement délibérer que si la moitié au moins du capital social est représentée et que l’ordre du jour indique les modifications statutaires proposées. Si ce quorum n’est pas atteint, une seconde assemblée sera convoquée dans les formes statutaires et de la Loi. La seconde assemblée délibérera valablement quelle que soit la proportion du capital représentée. Dans les deux assemblées, les résolutions, pour être adoptées, devront réunir les deux tiers au moins des voix exprimées.

V. Supervision - Comptes annuels - Affectation des bénéfices

Art. 12. Conseil de Surveillance.

12.1. Sauf quand les comptes annuels et/ou consolidés de la Société sont audités par un réviseur d’entreprises agréé, les affaires de la Société et sa situation financière, en particulier ses documents comptables, la surveillance de la Société, en ce compris la surveillance de ses livres et comptes, sera confiée à un conseil de surveillance composé d’au moins trois membres (le «Conseil de Surveillance») qui n’ont pas besoin d’être Actionnaires. Les membres du Conseil de Surveillance seront nommés par l’assemblée générale des Actionnaires de la Société qui déterminera leur nombre, leur rémunération et la durée de leur mandat. Ils seront élus pour une durée maximale de six ans et seront rééligibles.

12.2. Le Conseil de Surveillance doit nommer un président parmi ses membres et peut désigner un secrétaire.

12.3. Pour remplir sa mission de surveillance, le Conseil de Surveillance peut être assisté, en particulier dans le contrôle des livres et comptes de la Société, par un réviseur d’entreprises.

12.4. Le Conseil de Surveillance sera consulté par l’Actionnaire Commandité sur toutes les questions que l’Actionnaire Commandité déterminera, et il pourra autoriser toutes les initiatives de l’Actionnaire Commandité qui, selon la Loi ou les présents Statuts, dépassent les pouvoirs de l’Actionnaire Commandité.

12.5. Le Conseil de Surveillance est convoqué par l’Actionnaire Commandité ou par l’un de ses membres.

12.6. Une convocation écrite à toute réunion du Conseil de Surveillance sera donnée à tous ses membres au moins vingt-quatre (24) heures avant la date fixée de la réunion, sauf en cas d’urgence, auquel cas la nature de ces circonstances sera précisée dans la convocation de ladite réunion du Conseil de Surveillance.

12.7. Cette convocation écrite n’est pas nécessaire si tous les membres du Conseil de Surveillance sont présents ou représentés à la réunion et s’ils déclarent avoir été dûment informés et avoir parfaite connaissance de l’ordre du jour de la réunion. Il peut aussi être renoncé à la convocation écrite avec l’accord écrit de chaque membre du Conseil de Surveillance de la Société soit en original, soit par téléfax, courrier électronique, télégramme. D’autres convocations écrites ne seront pas exigées pour des réunions se tenant à une heure et à un lieu prévus dans un calendrier préalablement adopté par une résolution du Conseil de Surveillance.

12.8. Un membre du Conseil de Surveillance peut participer à toute réunion du Conseil de Surveillance en nommant par écrit, soit en original ou par téléfax, courrier électronique, télégramme, un autre membre comme son mandataire.

12.9. Le Conseil de Surveillance ne peut délibérer et agir valablement que si la majorité de ses membres est présente ou représentée. Les décisions du Conseil de Surveillance sont prises à la majorité des voix exprimées. Si à une réunion, il y a égalité du nombre de voix pour et contre une résolution, le vote du président sera prépondérant. Les résolutions du Conseil de Surveillance seront consignées en procès-verbaux, signés par tous les membres présents ou représentés à la réunion ou par le secrétaire (le cas échéant).

12.10. Tout membre peut participer à une réunion du Conseil de Surveillance par conférence téléphonique ou vidéoconférence ou par tout autre moyen de communication similaire, permettant à toutes les personnes participant à la réunion de s’identifier, s’entendre et se parler. La participation à une réunion par ces moyens équivaut à une participation en personne à ladite réunion.

12.11. Des résolutions circulaires signées par tous les membres du Conseil de Surveillance seront valables comme si elles avaient été adoptées à une réunion dûment convoquée et tenue. Les signatures peuvent être apposées sur un document unique ou sur plusieurs copies d’une résolution identique et peuvent être envoyées en original, par télégramme, facsimile ou courrier électronique.

12.12. Les membres du Conseil de Surveillance ne contractent à raison de leur fonction aucune responsabilité personnelle relativement aux engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont pris en conformité avec les Statuts et les dispositions applicables de la Loi.

12.13. Dans la mesure permise par le droit luxembourgeois, les membres du Conseil de Surveillance seront indemnisés par prélèvement sur les actifs de la Société contre tous les coûts, frais, pertes, dommages et dépenses qui leur incombent en relation avec toutes actions, plaintes, procès ou procédures auxquels ils peuvent être partie en raison de leur statut actuel ou passé de membre du Conseil de Surveillance, en relation avec l’exécution de leurs obligations, à l’exception des dommages et dépenses dues à leur faute lourde ou dol, dans chaque cas, sans préjudice de tous les autres droits dont ils peuvent jouir.

Art. 13. Exercice social et Assemblée générale annuelle.

13.1. L’exercice social de la Société commence le jour suivant le dernier vendredi du mois d’avril de chaque année et se termine le dernier vendredi du mois d’avril de l’année qui suit.

13.2. Chaque année, à la fin de l’exercice, l’Actionnaire Commandité dresse le bilan et le compte de résultat de la Société ainsi qu’un inventaire comprenant l’indication de l’actif et du passif de la Société avec une annexe résumant tous les engagements de la Société et les dettes des administrateurs et membres du conseil de surveillance de la Société.

13.3. L’Actionnaire Commandité fournira, un mois avant la date de l’assemblée générale annuelle des Actionnaires, les pièces justificatives et un rapport sur les opérations de la Société au Conseil de Surveillance de la Société qui devra préparer un rapport exposant ses projets.

13.4. L’assemblée générale annuelle des Actionnaires de la Société se tiendra, conformément au droit luxembourgeois, au Luxembourg, à l’adresse du siège social de la Société ou à tout autre endroit dans la commune du siège social tel que stipulé dans l’avis de convocation, le troisième jeudi du mois de septembre à 14 heures. Si ce jour n’est pas un jour ouvrable bancaire au Luxembourg, l’assemblée générale annuelle se tiendra le jour ouvrable suivant.

13.5. L’assemblée générale annuelle des Actionnaires de la Société peut se tenir à l’étranger, si l’Actionnaire Commandité considère de manière absolue que des circonstances exceptionnelles telles qu’indiquées à l’Article 2.2 des Statuts l’exigent.

Art. 14. Affectation des bénéfices.

14.1. Cinq pour cent (5%) des bénéfices nets annuels de la Société seront affectés à la réserve requise par la loi. Cette affectation cessera d’être exigée dès que la réserve légale aura atteint dix pour cent (10%) du capital social souscrit de la Société tel qu’il est fixé ou tel que celui-ci aura été augmenté ou réduit de temps en temps selon l’article 5 de ces Statuts.

14.2. L’assemblée générale des Actionnaires de la Société décidera de l’affectation du solde des bénéfices nets annuels et décidera de payer des dividendes de temps en temps et à sa propre discrétion aux moments qu’elle jugera opportun au regard des objectifs et de la politique de la Société.

14.3. Les dividendes, si exigibles, seront distribués au moment et au lieu fixés par l’Actionnaire Commandité conformément à la décision de l’assemblée générale des Actionnaires. Les dividendes peuvent être payés en euro ou en toute autre devise choisie par l’Actionnaire Commandité.

14.4. L’Actionnaire Commandité peut décider de payer des acomptes sur dividendes aux conditions et dans les limites fixées par la Loi.

(i) un état comptable ou un inventaire ou un rapport est dressé par l’Actionnaire Commandité gérant;

(ii) il ressort de cet état comptable, inventaire ou rapport que des fonds suffisants sont disponibles pour la distribution, étant entendu que le montant à distribuer ne peut excéder les bénéfices réalisés depuis la fin du dernier exercice social, augmenté des bénéfices reportés et des réserves distribuables mais diminué des pertes reportées et des sommes à allouer à la réserve légale ou statutaire;

(iii) la décision de payer les acomptes sur dividendes est prise par l’Actionnaire Commandité dans les deux (2) mois à compter de la date de l’état comptable;

(iv) dans son rapport à l’Actionnaire Commandité, le Conseil de Surveillance doit vérifier si les conditions susvisées ont bien été réalisées.

VI. Dissolution - Liquidation

15.1. En cas de dissolution de la Société, la liquidation sera effectuée par un ou plusieurs liquidateurs, qui n’ont pas besoin d’être Actionnaires, nommés par une résolution de l’Assemblée Générale qui déterminera leurs pouvoirs et leur rémunération. Sauf disposition contraire prévue par la Loi ou la décision de l’Assemblée Générale, les liquidateurs seront investis des pouvoirs les plus étendus pour la réalisation des actifs et du paiement des dettes de la Société.

15.2. Le boni de liquidation résultant de la réalisation des actifs et après paiement des dettes de la Société sera distribué aux Actionnaires proportionnellement au nombre d’Actions détenues par chaque Actionnaire dans la Société.

VI. Disposition générale

16.1. Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les résolutions circulaires des gérants ainsi que les résolutions circulaires des associés sont établies par écrit, télégramme, E-mail ou tout autre moyen de communication électronique.

16.2. Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du conseil de Surveillance peuvent également être données par un membre du conseil de surveillance conformément aux conditions acceptées par le conseil de Surveillance.

16.3. Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des résolutions circulaires des gérants, des résolutions adoptées par le conseil de gérance par téléphone ou visioconférence et des résolutions circulaires des associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

16.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légales d’ordre public, à tout accord conclu de temps à autre entre les associés.

POUR STATUTS COORDONNES

Beringen, le 2 juillet 2015.